Exhibit 99.1

Red Cat Secures $4.4 Million of Non-Dilutive Financing

SAN JUAN, Puerto Rico, July 22, 2024 – Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat”), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, today announced that it secured $4.4 million of non-dilutive financing through its divestiture in Unusual Machines. Additional information on the financing will be filed with the U.S. Securities and Exchange Commission.

The funds will finance working capital needs around the ongoing development of Red Cat’s Family of Systems, which includes Teal Drones, Edge 130, and a new line of FANG™ First-Person View (FPV) drones. The goal of the Family of Systems is to meet the needs of the U.S. Department of Defense and NATO Allies for drone systems that are low-cost, portable, field repairable, and recoverable.

“With military modernization, the defense drone industry is in a rapid growth and innovation cycle,” said Jeff Thompson, Red Cat CEO. “This sea change is driving robust demand for Red Cat’s Family of Systems both domestically and internationally. As a result, we’ve achieved three quarters of record revenue while reducing cash burn during the first three quarters of our year ended April 30, 2024, making this non-dilutive capital highly valuable for our strategic growth plans.”

Red Cat’s mission is to redefine the role of sUAS for defense applications by combining the capabilities of ISR drones with precision strike payloads. The company is an established leader in the sUAS (Group 1) space with its flagship Teal 2 aircraft. As part of the new family of systems, Red Cat is introducing FANG™, a new line of First-Person View (FPV) drones with precision strike payload capabilities. The acquisition of FlightWave’s Edge 130 rounds out the family of systems, which will include all current and future Teal models.

“We are laser focused on scaling up, including expanding our manufacturing facilities and ramping up production of our Family of Systems to meet the growing demand for low-cost, portable unmanned systems for military and security operations globally,” said Leah Lunger, Red Cat CFO. “Heading into the second half of the year and on the heels of our planned acquisition of FlightWave, this financing will bolster our cash position with non-dilutive capital, solidify our balance sheet, and fuel our goals for growth.”

About Red Cat, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government, and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcat.red.

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

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